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Exhibit 21.1

Baylake Corp

List of Subsidiaries                      Jurisdiction of Organization
---------------------------------------   ----------------------------
Kewaunee County Banc-Shares, Inc.         Wisconsin
  Baylake Bank                            Wisconsin
    Bank of Sturgeon Bay Building Corp.   Wisconsin
    Baylake Insurance Agency, Inc.        Wisconsin
    Baylake Investments, Inc.             Nevada
    Cornerstone Financial, Inc.           Wisconsin
Baylake Capital Trust I                   Delaware